4Q19 Earnings January 28, 2020 Exhibit 99.2

Important Notice This presentation contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this presentation, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding the acquisition by CIT Bank of Mutual of Omaha Bank, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; (vi) CIT Bank experiences difficulties and delays in integrating CIT’s and Mutual of Omaha Bank’s respective businesses or fully realizing cost savings and other benefits; or (vii) changes in asset quality and credit risk, interest rates, and capital markets or other economic conditions. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this presentation. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law. Non-GAAP Financial Measures Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

Key Accomplishments

	2019 Actuals	2019 Targets	Comments
Mutual of Omaha Bank Acquisition	1/1/2020 ✓	Close in 1Q20	Accelerated close provides a full quarter of net income
Average Core Loans and Leases[1]	$34,379 ✓	Mid-Single-Digit Growth	7% growth for FY2019
Reduction in Core Operating Expenses[2] (Excluding Lease Accounting Changes and costs associated with MoOB)	$52 Million ✓	Down ~3% from $1.05B (Approximately $30 million)	Exceeded 2019 Target Met 2020 target a full year early[4]
CET1 Ratio (4Q19)	12.0%	~11%	Reduced share repurchases due to Mutual of Omaha Bank (MoOB) acquisition
ROTCE[3] (4Q19; Normalized for the Preferred Dividend)	9.8%	11% (Assumed no rate reductions)	Proforma for 11% CET1 and excluding MoOB acquisition cost[5], ROTCE is 10.6%

- 28% growth in earnings per diluted share excluding noteworthy items
- 11% growth in tangible book value per share

(1) Core portfolios is total loans and leases net of credit balances of factoring clients of $36,851 million less Legacy Consumer Mortgages (LCM), NACCO and Non-Strategic Portfolios (NSP). Refer to non-GAAP slide.
(2) Operating expenses excluding noteworthy items and intangible asset amortization.
(3) The numerator is net income from continuing operations adjusted for noteworthy items less intangible asset amortization and normalized for the preferred dividend. The denominator is average tangible common equity adjusted for the average disallowed deferred tax asset.
(4) Excluding impact of lease accounting changes and merger and integration costs associated with the MOB acquisition.
(5) Costs associated with MoOB include $17 million of operating expenses and ~$1 million of net funding costs.

CIT | 4Q19 Earnings 2

Strategies 4Q19 Accomplishments 1 Grow Core Businesses Deepen client relationships Innovate with value Closed Mutual of Omaha Bank acquisition on January 1, 2020 Added 34 middle market bankers across growth markets Average core loan and lease growth(1) of 1% from prior quarter and 7% for full year 2019 from 2018 2 Optimize Balance Sheet Enhance funding and deposits Optimize capital structure Issued subordinated debt at 4.125% and preferred stock at 5.625% to fund a portion of acquisition Received Investment grade rating from Fitch Reduced average deposit costs by 14 bps from the prior quarter 45% increase in the Direct Bank customers in 2019 3 Enhance Operating Efficiency Maintain vigilance on expenses Improve operating leverage Continued disciplined expense management Met our operating expense reduction target of at least $50 million a full year early(2) Additional $50 million in cost reductions for 2021 4 Maintain Strong Risk Management Maintain credit discipline on structures while focusing on strong collateral Maintain strong liquidity and capital risk management practices Maintained strong credit performance and disciplined underwriting standards Reduced criticized loans by 28% in 2019 Credit reserves stable at 1.56% of the total portfolio and 1.89% of Commercial Banking portfolio Executing on Our Strategies Average core loan and lease growth and TBV per share are non-GAAP measures. Refer to the Non-GAAP reconciliations in the appendix. Core portfolios is total loans and leases net of credit balances of factoring clients, and excludes Legacy Consumer Mortgages, NACCO and Non-Strategic Portfolios. Excluding impact of lease accounting changes and merger and integration costs associated with the MOB acquisition.

Net income available to common shareholders decreased $22 million and diluted EPS decreased $0.23 Diluted income per common share decreased 15% Noteworthy items(3) in the prior quarter positively impacted net income by $20 million, including $53 million tax benefit partially offset by $33 million in charges impacting operating expenses Certain balances may not sum due to rounding. See appendix for Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. See page 23 for additional detail. Quarterly Earnings Summary – Reported(1) Net income available to common shareholders increased $39 million and diluted EPS increased $0.49 Diluted income per common share increased 63% Noteworthy items(3) in the year-ago quarter negatively impacted net income by $45 million, including $33 million net benefit in other non-interest income and $12 million in debt extinguishment costs vs. Prior Quarter vs. Year-ago Quarter

Net income available to common shareholders decreased $1 million and diluted EPS decreased $0.02 Diluted income per common share decreased 1% Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. Quarterly Earnings Summary Excluding Noteworthy Items (Non-GAAP)(1) Net income available to common shareholders decreased $6 million and diluted EPS increased $0.06 Diluted income per common share increased 5% vs. Prior Quarter vs. Year-ago Quarter

Net income available to common shareholders for the full year was $511 million or $5.27 per diluted common share Prior year net income available to common shareholders of $428 million or $3.61 per diluted common share Income from continuing operations available to common shareholders excluding noteworthy items for the full year was $490 million or $5.06 per diluted common share Prior year of $480 million or $4.04 per diluted common share The increase in income from continuing operations available to common shareholders excluding noteworthy items reflects: a decrease in the provision for credit losses higher other non-interest income a lower effective income tax rate a loss from discontinued operations in the prior year partially offset by a decline in net finance revenue The increase in income from continuing operations excluding noteworthy items per diluted common share also reflects the decline in the average number of diluted common shares outstanding due to significant share repurchases over the past two years Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. Full Year Earnings Summary

Certain balances may not sum due to rounding. EPS based on 95.1 million average diluted shares outstanding. Dollar impacts are rounded. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Fourth Quarter Impact of Noteworthy Items (Non-GAAP)(1) There were no Noteworthy Items during the quarter

Net Finance Revenue decreased by $3 million driven by: Lower Income on loans and investment securities from lower market rates Higher Rail net operating lease income Lower deposit costs from lower rates associated with the online non-maturity deposits Lower borrowing costs Net Finance Margin decreased by 5bps due to the quarter activity mentioned above Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Purchase accounting accretion and negative return on indemnification assets. Net of credit balances of factoring clients. Balances include loans and leases held for sale, respectively. Net Finance Margin (NFM) – Excluding Noteworthy Items(1) Net Finance Revenue decreased by $24 million, driven by: Higher interest costs driven by a higher level of deposits and higher deposit rates Partially offset by lower average secured and FHLB balances, as well as lower FHLB rates Lower interest income on loans from lower market rates Net Finance Margin decreased by 38 bps due to the trends mentioned above Net Finance Revenue & Net Finance Margin ($ in millions) vs. Prior Quarter vs. Year-ago Quarter

Net Finance Margin Walk 4Q18 to 4Q19 (22) bps driven by lower market rates on cash & investments, loan yields, and asset mix shift 1 bps from higher rail net operating lease revenue driven by higher rental income and lower maintenance costs 2 bps from interest recoveries and prepayment benefits offset by lower PAA 10 bps from lower deposit costs, primarily in online non-maturity deposits 4 bps due to lower average FHLB balances, as well as lower FHLB rates See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information. Purchase accounting accretion net of income associated with indemnification asset. Net Finance Margin Trends – Excluding Noteworthy Items(1) (37) bps from lower market rates on loans 2 bps from higher rail net operating lease revenue primarily from maintenance productivity gains (1) bp from lower PAA primarily in LCM (23) bps from higher deposit balance and rates 21 bps from lower average secured and FHLB balances, as well as lower FHLB rates (2) vs. Prior Quarter vs. Year-ago Quarter Net Finance Margin Walk 3Q19 to 4Q19 (2)

Other non-interest income increased $10 million from the prior quarter, primarily driven by gains on sale of loans from the LCM portfolio Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Other Non-Interest Income – Excluding Noteworthy Items(1) Other non-interest income increased $19 million from the year-ago quarter due to: Higher capital markets fees Higher gains on sale of loans from the LCM portfolio Lower gains on investment securities driven by sales of legacy private label MBS in the year-ago quarter Higher property tax income from the adoption of the lease accounting standard in 2019 Other Income vs. Prior Quarter vs. Year-ago Quarter

All Other Expenses Operating Expenses decreased $8 million due to: Lower advertising and marketing costs, primarily driven by lower costs related to deposit gathering Higher employee costs Current quarter includes $7 million in professional fees related to the Mutual of Omaha Bank transaction See page 32 for operating expense walk Operating Expenses(1) – Excluding Noteworthy Items(2) Operating Expenses increased $1 million compared to the year-ago quarter due to: Higher employee costs The gross-up of property taxes and the expensing of lease origination costs, previously capitalized due to the adoption of the new lease accounting standard in 2019 Lower advertising and marketing costs, primarily driven by lower costs related to deposit gathering Lower other expenses mainly in the Consumer Banking segment Current quarter includes $7 million in professional fees related to the Mutual of Omaha Bank transaction vs. Prior Quarter vs. Year-ago Quarter Certain balances may not sum due to rounding. In addition to the exclusion of noteworthy items, operating expenses also exclude amortization of intangibles. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Total operating expenses exclusive of noteworthy items and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income). (3)

Average earning assets increased 1% from the prior quarter due to growth in investment securities and operating leases Total loans and leases were flat reflecting 1% growth in the core portfolio offset by the sale of loans and continued run off of the LCM portfolio Consolidated Average Balance Sheet Average earning assets increased 5% from the year-ago quarter due to growth in loans and investment securities Average loans and leases increased by 6% in core portfolios Decrease in the LCM portfolio due to the sale and continued run-off of loans Core portfolio growth primarily driven by growth in Commercial Finance, Business Capital, and the Consumer and Community Banking divisions partially offset by a reduction in Real Estate Finance vs. Prior Quarter vs. Year-ago Quarter Net of credit balances of factoring clients. Loans and leases include assets held for sale. Excludes our Non-Strategic Portfolios segment.

Commercial Banking and Consumer Banking Average Loans and Leases[1]

Commercial Banking



($ in billions)
$29.4
$29.8
$30.0
$30.5
$30.6
4.9
5.0
5.1
5.2
5.2
5.5
5.4
5.3
5.4
5.3
6.5
6.5
6.5
6.5
6.7
12.5
12.8
13.0
13.4
13.4
4Q18
1Q19
2Q19
3Q19
4Q19
Commercial Finance
Rail, N.A.
Real Estate Finance(2)
Business Capital

Consumer Banking



$6.5
$6.6
$6.7
$6.6
$6.6
3.6
3.8
4.0
4.3
4.5
2.8
2.7
2.6
2.3
2.2
4Q 18
1Q 19
2Q 19
3Q 19
4Q 19
Legacy Consumer Mortgages (LCM)
Consumer and Community Banking

Highlights

Vs. Core Average Loans and Leases[3]
- **Vs. Prior Quarter:** +1%
- **Year-ago Quarter:** +6%

Commercial Banking
- **Vs. Prior Quarter:** Average loans and leases increased slightly, primarily driven by modest growth in Rail
- **Vs. Year-ago Quarter:** Average loans and leases increased 4%, primarily driven by growth in Commercial Finance and Business Capital

Consumer Banking
- **Vs. Prior Quarter:** Average loans was essentially unchanged as new business volume in the Consumer and Community Banking division was offset by the sale of LCM loans and continued run-off of the LCM portfolio
- **Vs. Year-ago Quarter:** Average loans increased 3% as new business volume in the Consumer and Community Banking division was offset by the sale of LCM loans and continued run-off of the LCM portfolio

Certain balances may not sum due to rounding.
(1) Net of credit balances of factoring clients and including assets held for sale.
(2) Real Estate Finance includes legacy non-SFR currently in run-off in the amounts of $449 million, $470 million, $495 million, $517 million, and $551 million for 4Q19, 3Q19, 2Q19, 1Q19, and 4Q18, respectively.
(3) Core portfolios is total loans and leases net of credit balances of factoring clients, and excludes NACCO, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP), and totaled $35,081 million, $34,798 million, $34,014 million, $33,602 million, and $33,002 million for 4Q19, 3Q19, 2Q19, 1Q19 and 4Q18, respectively.

CIT | 4Q19 Earnings
13

Average Funding Mix Average deposits represented approximately 86% of CIT’s funding, up from 85% in the prior quarter and up from 79% in the year-ago quarter Average deposits from the prior quarter increased $0.5 billion, reflecting growth in consumer savings deposits, partially offset by a decline in consumer term CDs Average unsecured borrowings comprised 11% of the funding mix The weighted average coupon on our unsecured senior and subordinated debt was 4.75% with a weighted average maturity of approximately 4.3 years Certain balances may not sum due to rounding.

Average deposit costs decreased 14 bps, primarily from a decline in savings rates in the online channel and CDs resetting at lower rates in the retail channel Average deposit balances increased from continued growth in consumer savings deposits, partially offset by a reduction in consumer term CDs Average Deposit Mix and Cost of Deposits Average deposit costs increased 16 bps, primarily from growth in the online channel Average deposits increased 15% from continued growth in consumer savings deposits, partially offset by a reduction in consumer term CDs vs. Prior Quarter vs. Year-ago Quarter Deposits by Type Deposits by Channel ($ in billions)

Capital levels remain strong Issuances to partially fund the Mutual of Omaha Bank transaction: $100 million in 4.125% fixed-to-fixed subordinated debt due 2029 that is included in Tier 2 capital $200 million in 5.625% fixed-for-life non-cumulative perpetual preferred stock CET1 ratio increased to 12.0%, reflecting quarterly earnings and a decrease in RWA Strong Capital Position CET1 ratio unchanged reflecting share repurchases offset by retained earnings Total capital ratio increased to 15.4%, primarily driven by retained earnings, the issuance of $100 million in subordinated debt and $200 million in preferred stock Capital ratios for the current quarter are preliminary. Risk Based Capital Ratios(1) Loans and Leases-to-Deposit Ratio vs. Prior Quarter vs. Year-ago Quarter

Non-accrual loans increased $29 million, primarily driven by an increase in the Commercial Finance division Net charge-offs of $32 million were up from $26 million primarily driven by increases in the Commercial Finance and Business Capital divisions The allowance for loan loss reserves remained relatively unchanged at 1.56% of total loans The Commercial Banking Segment accounts for most of the reserve at 1.89% of commercial loans Asset Quality Trends Non-accrual loans increased by $44 million, primarily driven by an increase in the Commercial Finance division Net charge-offs increased to $32 million from $24 million primarily driven by increases in the Commercial Finance and Business Capital divisions The allowance for loan losses as a percentage of loans decreased slightly to 1.56% of total loans As a percent of average loans, excluding loans held for sale. Non-accrual Loans & Net Charge-offs Allowance for Loan Losses (ALLL) vs. Prior Quarter vs. Year-ago Quarter ($ in millions) (1)

2019 Key Performance Metrics – Continuing Operations See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients, and excludes NACCO, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income). The numerator is net income from continuing operations plus tax-affected intangible asset amortization. The denominator is average tangible common equity less the average disallowed deferred tax asset.

2019 Key Performance Metrics and 2020 Targets See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients and excludes, NACCO, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income). Under the section excluding noteworthy items, the first value is only excluding noteworthy items, whereas the second value is excluding both noteworthy items and discrete items. The numerator is adjusted to remove the impact of intangible amortization and goodwill impairment. In addition, 4Q19 ROTCE is adjusted to normalize for the preferred dividend payment as if it were accrued evenly through the year due to its semiannual payment. The denominator is reduced for disallowed deferred tax assets.

First Quarter 2020 Outlook See Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income). Implementing the changes to ASC 842 results in two different sources of increases to operating expenses. Accounting for the initial direct costs of originating leases is estimated to increase operating expenses by $13 to $15 million annually. Accounting for the gross-up of property taxes billed to jurisdictions, but then collected from customers, is expected to increase operating expenses by $22 to $25 million annually with an offset in other non-interest income.

Executing on Our Strategies Pillar 1 Grow Core Businesses 2 Optimize Balance Sheet 3 Enhance Operating Efficiency 4 Maintain Strong Risk Management Delivering on our plan to improve returns and unlock the full potential of

Appendix

Quarterly Noteworthy Items Per share impact based on 95 million, 105 million, 114 million, 125 million, and 132 million average diluted shares outstanding for 3Q19, 4Q18, 3Q18, 2Q18, and 1Q18, respectively.

Full Year Noteworthy Items Per share impact based on 97 million and 119 million average diluted shares outstanding for 2019 and 2018, respectively.

Segment Divisions Subdivisions Segment Divisions Subdivisions 4Q19 3Q19 Subdivision Changes Within Commercial Banking and Consolidating NSP and Corporate Segments Consumer Banking Other Consumer Banking Legacy Consumer Mortgages Non-Strategic Portfolios (NSP) Corporate and Other Commercial Banking Commercial Finance Real Estate Finance Rail Business Capital Commercial Services Capital Equipment Finance Equipment Finance Small Business Solutions Commercial Banking Commercial Finance Real Estate Finance Rail Business Capital Commercial Services Capital Equipment Finance Equipment Finance Small Business Solutions Consumer Banking Consumer and Community Banking Legacy Consumer Mortgages Corporate (includes NSP)

Leading Positions and Strong Franchises in our Core Businesses

Commercial Banking[2]

(4Q19; $ in billions)


Real Estate Finance $5.3
Rail $6.7
Business Capital $5.2
Commercial Finance $13.4 (1)

Average Loans and Leases: $30.6

- **Commercial Finance**: Middle-market lender with specialized industry knowledge and asset-backed expertise in providing differentiated lending and leasing solutions; among the nations largest providers of factoring services.
- **Business Capital**: Leading equipment lessor and lender to small and mid-size enterprises.
- **Rail**: Leading railcar lessor providing logistic and management support for railroads and bulk shippers across North America.
- **Real Estate Finance**: Leading lender to commercial real estate investors and developers.

Consumer Banking


Consumer and Community Banking $4.5
Legacy Consumer Mortgages $2.2

Average Loans: $6.6

- **Consumer and Community Banking**[3]:
  - Consumer deposit products, residential mortgage and SBA products offered through OneWest retail branches.
  - Direct Banking channel offers online savings accounts and CDs nationally.
- **Legacy Consumer Mortgages (non-core)**: Run-off legacy consumer mortgage portfolio.

Certain balances may not sum due to rounding.
(1) Net of credit balances of factoring clients.
(2) Reflects hierarchy division changes of Capital Equipment Finance and Commercial Services moving from Business Capital into Commercial Finance.
(3) Reflects division name change from Other Consumer Banking.

CIT | 4Q19 Earnings 26

Commercial Banking Certain balances may not sum due to rounding. Net of depreciation and maintenance and other operating lease expenses.

Commercial Banking Divisional Performance Commercial Finance(1) Rail Reflects hierarchy division changes of Capital Equipment Finance and Commercial Services moving from Business Capital into Commercial Finance; historical figures have been updated to reflect this change.

Commercial Banking Divisional Performance Net of credit balances of factoring clients. Reflects hierarchy division changes of Capital Equipment Finance and Commercial Services moving from Business Capital into Commercial Finance; historical figures have been updated to reflect this change. Real Estate Finance Business Capital(2)

Consumer Banking

Consumer Banking Divisional Performance Legacy Consumer Mortgages Consumer and Community Banking(1) Reflects division name change from Other Consumer Banking.

Achieved 2020 Costs Reduction Target in 2019

Focused on continuous improvement

Operating Expenses

		($ in millions)	
2019	2018 Core Operating Expenses[1]	1,046	
	2019 CIT Net Cost Reductions	(52)	A.
	2019 Operating Expenses (before MoOB & lease accounting changes)	**994**	**B.**
	MoOB Merger and Integration Costs	17	
	Lease Accounting Changes	35	
	2019 Core Operating Expenses	**1,046**	
2020	**2019 Core Operating Expenses**	1,046	
	2020 MoOB Operating Expenses	~ 200	
	Expected 1 Yr. Cost Synergies	(16)	
	Non Recurring 2019 MoOB Merger and Integrations Costs	(17)	
	2020 Core Operating Expenses	~ 1,210	**C.**
	Additional Reported Amounts:		
	2020 MoOB Merger and Integration Costs (Noteworthy)	~ 80	
	Intangible Asset Amortization	~ 40	
	2020 Total Expected Reported Operating Expenses	~ 1,330	**D.**

A. Achieved $50 million+ in net cost reductions, a year ahead of schedule (reductions in professional fees, insurance, and advertising & marketing)

B. 2019 operating expenses excluding the MoOB merger and integration costs and lease accounting changes is $994 million.

C. 2020 core operating expenses of ~$1,210 million, includes $16 million expected year 1 cost synergies

D. Reported operating expenses to also include:
   - Noteworthy items of ~$80 million related to MoOB merger and integration costs
   - ~$40 million of intangible asset amortization (includes existing CIT of $23 million plus increase from MoOB)

Targeting $50 million in new cost reductions in 2021 above cost synergies already planned

(1) Operating expenses excluding noteworthy items and intangible asset amortization.

CIT | 4Q19 Earnings 32

Managing Operating Expenses

Reducing expenses as we integrate under one operating environment

Net Cost Synergies



Estimated Realization
~15%
~30%
~55%
~$54
Exploring Opportunity to Accelerate 2021 & 2022 Net Cost Synergies
2020
2021
2022

Synergistic Opportunities

- Technology & Systems
- Personnel Resources
- Real Estate Footprint



Estimated merger related net cost synergies of ~$54 million are expected to be realized over the next three years

Merger & Integration Costs



Total Costs of ~$110 million
$17
~$80
~$10-20
2019
2020E
2021

Merger & Integration costs relate to

- Rebranding
- Legal and Advisory
- Retention
- Severance
- Contract terminations

CIT | 4Q19 Earnings 33

Current Expected Credit Loss (CECL) – Day 1 Impact

Currently estimating a modest reduction in TBV and regulatory capital

CIT
- **CIT Estimated Capital Impact**: **$75-$100 million** decrease to TBV;
- CIT Estimated Reserve Impact: $225-$275 million increase in reserves largely driven by the CECL transition rules related to the Purchased Credit Deteriorated ("PCD") loans largely in the Legacy Consumer Mortgage portfolio

Mutual of Omaha Bank (Preliminary)
- **Estimated Capital Impact: $20-$40 million** decrease to TBV (via an increase to credit provision on income statement, "double count")
- Estimated Reserve: $75-$100 million with approximately two-thirds of reserve related to PCD loans

Business		Reserve Impact	Capital Impact		Key Considerations
CIT - Commercial	$225-$275mn	Marginal	Yes	$75-$100mn	▪ Shorter contractual maturities and quality of collateral. ▪ Allowance for finance lease residuals applied for CECL
CIT Consumer - Non PCD		Moderate	Yes		▪ Increase primarily driven by LCM, Non PCI portfolio ▪ Longer remaining contractual maturity.
CIT Consumer - PCD		Significant	No		▪ While reserve for PCD portfolio increases significantly, equity not impacted as CECL reserve replaces existing non-accretable discount with a corresponding increase in loan balance.
Mutual of Omaha Bank	$75-$100mn	N/A No Reserve on Opening BS	No	$20-40mn	▪ PCD reserve largely driven by the Energy Portfolio. No capital impact
			Yes		▪ Non PCD reserve flows through credit provision and reduces capital ("double count")

- *Based on current credit and economic environment as well as loan portfolio composition*

Note: Impact on investment portfolio is not meaningful given High Quality Liquid Asset composition.

CIT | 4Q19 Earnings

34

Mutual of Omaha Bank Key Balance Sheet Impacts

	Key Balance Sheet Items (adjusted for current estimated FV marks)[1]	Description
	(Amts in billions)	
Cash & Investment securities *Average yield of ~2.6%*	$1.8	▪ ~60% of Investment Securities considered HQLA
Loans *Average yield of ~4.25%*	$6.3	▪ C&I - ~$2.1 ▪ CRE - ~$2.3 ▪ Consumer - ~$1.9[2]
Deposits *Average rate of ~0.85%*	$7.0	▪ HOA - ~$4.5 ▪ Commercial - ~$1.3 ▪ Branch – ~$1.2
Equity	$141 million	▪ Issued approx. 3.1 million shares at closing price of $45.63 as of December 31, 2019 for a fair value of $141 million[3]. ▪ Excludes CECL impact
CET1 Post Closing	~10%	▪ Includes estimated MoOB CECL impact on capital of $20-$40 million

(1) Incorporates estimated fair value marks (noted on following page) and subject to change. Equity does not include impact of adoption of CECL
(2) Consumer portfolio is primarily correspondent mortgage loans
(3) In addition, the purchase price also includes $850 million cash.

CIT | 4Q19 Earnings 35

Mutual of Omaha Bank Purchase Accounting Impact

Current estimates

Notable Purchase Accounting Updates

	Estimate at Announcement		Current Estimates[1]	Description
Net Finance Margin (NFM)	($ 74 MN)	Credit mark	($ 87 MN)	▪ Primarily PCD loans and mark will be mostly offset by the CECL gross up.
	$ 44 MN	Interest Rate Mark	$ 39 MN	▪ Driven by lower interest rate environment at closing.
	-	Deposit Mark	$ 14 MN	▪ Amortized over remaining average deposit term of 4 years.
Operating Expense	$ 85 MN	Core Deposit Intangibles (CDI) & other Intangibles	$ 105 MN	▪ Amortized over period not exceeding 10 years
	$ 57 MN	Goodwill	~$110 MN	▪ Excess of purchase price over the fair value of net assets purchased.

(1) Valuations are estimated and subject to change

CIT | 4Q19 Earnings

36

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Reconciliations of non-GAAP measurements to GAAP measurements that are included in our quarterly earnings release are not repeated in this presentation.

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Capital numbers for current quarter are preliminary. Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation.